UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(AMENDMENT NO. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)
January 5, 2011 (December 9, 2010)
THE SHAW GROUP INC.
(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation)	1-12227 (Commission File Number)	72-1106167 (IRS Employer Identification No.)
4171 Essen Lane, Baton Rouge, Louisiana 70809
(Address of principal executive offices and zip code)
(225) 932-2500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Explanatory Note:
This Amendment No. 1 on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K (the “Initial 8-K”) filed with the Securities and Exchange Commission on December 14, 2010, by The Shaw Group Inc. (the “Company”). The Company submits this Amendment for the sole purpose of filing as Exhibit 3.1 under Item 9.01 of this Amendment, the Articles of Amendment to the Company’s Articles of Incorporation filed by the Company with the Secretary of State of the State of Louisiana on, and are effective as of, January 5, 2011.
As previously referenced in the Initial 8-K, the Articles of Amendment to the Company’s Articles of Incorporation were filed by the Company in connection with the termination, effective January 1, 2011, of the Company’s shareholder rights plan and eliminate the provisions of the Company’s Articles of Incorporation with respect to the Company’s Series A Junior Participating Preferred Stock, which was issuable, under certain circumstances, upon exercise of the Company’s preferred stock purchase rights.
Except for filing the Articles of Amendment to the Company’s Articles of Incorporation as Exhibit 3.1 under Item 9.01 below, this Amendment does not modify the Initial 8-K.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
          The following exhibit is filed as part of this Report:

Exhibit
Number	Description

3.1	Articles of Amendment to the Articles of Incorporation of The Shaw Group Inc. effective as of January 1, 2011, and filed with the Louisiana Secretary of State on January 5, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SHAW GROUP INC. (Registrant)
Date: January 5, 2011	By:	/s/ John Donofrio
John Donofrio,
Executive Vice President, General Counsel and Corporate Secretary

THE SHAW GROUP INC.
EXHIBIT INDEX
Form 8-K/A
January 5, 2010 (December 14, 2010)

Exhibit No.	Description

3.1	Articles of Amendment to the Articles of Incorporation of The Shaw Group Inc. effective as of January 1, 2011, and filed with the Louisiana Secretary of State on January 5, 2011.